                                                                   EXHIBIT 99(I)
                                                                   -------------

                             DYNATECH CORPORATION

                             AMENDED AND RESTATED
                     1994 STOCK OPTION AND INCENTIVE PLAN


Section 1.     General Purpose of the Plan; Definitions
               ----------------------------------------

          The name of the plan is the Amended and Restated Dynatech Corporation 1994 Stock Option and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers and other eligible employees of the Company and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

          Effective as of May 21, 1998, the Plan was amended and restated in its entirety in connection with and to reflect amendments required as a result of the Merger and was further amended and restated, also effective as of May 21, 1998, as stated herein.

          The following terms shall be defined as set forth below:

          "Act" means the Securities Exchange Act of 1934, as amended.

          "Affiliate" means, with respect to any person, any other person controlled by, controlling or under common control with such person.

          "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards and Performance Share Awards.

          "Board" means the Board of Directors of the Company.

          "Cause" means and shall be limited to a vote of the Board of Directors resolving that the participant should be dismissed as a result of (i)
                                                                             -
any material breach by the participant of any agreement to which the participant and the Company or any Subsidiary thereof are parties, (ii) any act (other than
                                                        --
retirement) or omission to act by the participant which may have a material and adverse effect on the business of the Company or any Subsidiary or on the participant's ability to perform services for the Company or any Subsidiary, including without limitation, the commission of any crime (other than ordinary traffic violations), (iii) any material misconduct or
                                                 ---

neglect of duties by the participant in connection with the business or affairs of the Company or any Subsidiary, (iv) the performance of duties in an
                                   --
incompetent manner after notice to the participant and the expiration of a 90-day period during which the participant has an opportunity to correct such incompetence, and (v) any unlawful conduct or act of moral turpitude by the
                   -
participant.

          "CD&R Fund" means the Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership, and any successor investment vehicle managed by Clayton, Dubilier & Rice, Inc.

          "Change in Control" means, the first to occur of the following events after the Restatement Effective Date:

          (i) the acquisition by any person, entity or "group" (as defined in Sec tion 13(d) of the Securities Exchange Act), other than the Company, its Subsid iaries, any employee benefit plan of the Company or its Subsidiaries, the CD&R Fund or any Affiliate of the CD&R Fund, of 50% or more of the combined voting power of the then outstanding voting securities of the Company;

          (ii) the merger or consolidation of the Company, as a result of which persons who were stockholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

          (iii) the liquidation or dissolution of the Company other than a liquidation of the Company into any of its Subsidiaries; and

          (iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company or the CD&R Fund.

          "Change in Control Price" means the price per share of Common Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Board if any part of such price is payable other than in cash).

          "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

          "Committee" means the Compensation Committee of the Board, except that any Award granted to any employee of the Company or any Subsidiary who is, as of the date of grant of such Award, an executive officer subject to the reporting requirements of Section 16(a) of the Act, and the terms and conditions of any such Award, shall be separately approved by the Board.

          "Company" means Dynatech Corporation, a Massachusetts corporation.

          "Disability" means disability as set forth in Section 22(e)(3) of the Code.

          "Effective Date" means the date on which the Plan was originally approved by shareholders as set forth in Section 15.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the related rules, regulations and interpretations.

          "Fair Market Value" means the fair market value of a share of Stock, as determined in good faith by the Board on the basis of an independent valuation of the Stock and such other factors as the Board deems appropriate, including, without limitation, the earnings and certain other financial and operating information of the Company and its Subsidiaries in recent periods, the potential value of the Company and its Subsidiaries as a whole, the future prospects of the Company and its Subsidiaries and the industries in which they compete, the history and management of the Company and its Subsidiaries, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the Company and its Subsidiaries and the trading price of the Stock. The determination of Fair Market Value will not give effect to any restrictions on transfer of the Stock, the fact that the Stock would represent a minority interest in the Company or the fact that the Stock is not liquid. The Fair Market Value as determined in good faith by the Board and in the absence of fraud shall be binding and conclusive upon all parties.

          "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

          "Merger" means the merger, on the Restatement Effective Date, of CDRD Merger Corporation with and into the Company pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 20, 1997, between
                ----------------
the Company and CDRD Merger Corporation, with the Company as the surviving corporation of the Merger;

          "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

          "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

          "Outside Director" means a member of the Board who qualifies as such under Section 162(m) of the Code.

          "Performance Option" means an Option which may become vested and exercisable upon the achievement of one or more performance objectives specified in the agreement governing the grant of such Option. An option shall be treated as a Performance Option even if, in addition to the vesting criteria associated with the achievement of performance objectives, the Option may alternatively become vested upon the passage of time and the continued performance of service.

          "Performance Share Award" means an Award granted pursuant to Section
8.

          "Person" shall include any natural person, any entity, any "affiliate" of any such natural person or entity as such term is defined in Rule 405 under the Securities Act of 1933 and any "group" (within the meaning of such term in Rule 13d-5 promulgated under the Act).

          "Public Offering" means an underwritten public offering of the Common Stock after the Restatement Effective Date led by at least one underwriter of nationally recognized standing.

          "Restatement Effective Date" means May 21, 1998.

          "Restricted Stock Award" means any Award granted pursuant to Section
6.

          "Stock" means the Common Stock of the Company, no par value, subject to adjustments pursuant to Section 3.

          "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the

Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

          "Unrestricted Stock Award" means an Award granted pursuant to Section
7.

Section 2. Administration of Plan; Committee Authority to Select Participants and Determine Awards
               ------------------------------------------------------

          (a)  Committee.  The Plan shall be administered by the Committee.  All
               ---------
determinations of the Committee pursuant to the Plan, including this Section 2, shall be made in its sole and absolute discretion.

          (b)  Powers of Committee.  The Committee shall have the power and
               -------------------
authority to grant Awards consistent with the terms of the Plan, including the power and authority:

          (i) to select the current or prospective officers and other employees of the Company and its Subsidiaries to whom Awards may from time to time be granted;

          (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Unrestricted Stock , and Performance Shares or any combination of the foregoing, granted to any one or more participants;

          (iii)  to determine the number of shares to be covered by any Award;

          (iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

          (v) to accelerate the exercisability or vesting of all or any portion of any Option;

          (vi) subject to the provisions of Section 5(a)(iii), to extend the period in which Stock Options may be exercised;

          (vii) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

          (viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

          All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

Section 3.     Shares Issuable under the Plan; Mergers; Substitution
               -----------------------------------------------------

          (a)  Shares Issuable.  The aggregate maximum number of shares of Stock
               ---------------
reserved and available for issuance under the Plan shall be 36,114,200. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying shares of Stock to which the Award related. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided,
                                                               --------
however, that (i) no more than 1,960,000 Stock Options may be granted to any one
-------        -
individual participant during any one-year period, (ii) no more than 1,764,000
                                                    --
shares of Restricted Stock and Unrestricted Stock may be granted under the Plan, and (iii) no more than 392,000 shares of Restricted Stock and Unrestricted Stock
     ---
may be granted to any one individual participant. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

          (b)  Stock Dividends, Mergers, etc.  In the event of a stock dividend,
               -----------------------------
stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments to prevent the enlargement or diminution of the rights of any participant in (i) the number and kind of shares
                                                -
of stock or securities with respect to which Awards may thereafter be granted,
(ii) the number and kind of shares remaining subject to outstanding Awards, and
 --
(iii) the option or purchase price in respect of such shares.  In
 ---
the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any Outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and the number and purchase price (if any) of shares subject to such Awards as it may determine and as may be permitted by the terms of such transaction, or amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances).

          (c)  Substitute Awards.  The Committee may grant Awards under the Plan
               -----------------
in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions not inconsistent with the Plan as the Committee considers appropriate in the circumstances.

Section 4.     Eligibility and General Rules
               -----------------------------

          Participants in the Plan will be such current or prospective full or part-time officers and other employees of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries and who are selected from time to time by the Committee, in its sole discretion.

          All Awards granted under the Plan shall be evidenced by a separate award agreement between the Company and the participant containing such terms and conditions not inconsistent with the Plan as the Committee shall determine.

Section 5.     Stock Options
               -------------

          (a)  In General.  Any Stock Option granted under the Plan shall be in
               ----------
such form as the Committee may from time to time approve.

          Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

          No Incentive Stock Option shall be granted under the Plan after June 15, 2004.

          (b)    Stock Options Granted to Employees.  The Committee in its
                 ----------------------------------
discretion may grant Stock Options to employees of the Company or any Subsidiary. Stock Options granted to current or prospective employees pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

          (i)    Exercise Price.  The exercise price per share for the Stock
                 --------------
     covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall not be less than 100% of Fair Market Value on the date of grant, except that Stock Options granted to selected employees in connection with the Merger (including certain performance based options) may be granted at an exercise price equal to the price per share of Stock paid by CD&R Fund upon the consummation of the Merger. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the
     Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of Fair Market Value on the grant date.

          (ii)   Option Term.  The term of each Stock Option shall be fixed by
                 -----------
     the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

          (iii)  Exercisability; Rights of a Shareholder.  Stock Options shall
                 ---------------------------------------
     become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option that have been issued and not as to unexercised Stock Options.

          (iv)   Method of Exercise.  Stock Options may be exercised in whole or
                 ------------------
     in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

               (A) In cash, by certified or bank check or other instrument acceptable to the Committee;

               (B) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been held, unrestricted, by the optionee for at least six months, if permitted by the Committee in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

               (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in
                                                                --------
          the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

          The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of the requirements of Section 10 hereof and any other requirements contained in the Stock Option or applicable provisions of law. To the extent deemed necessary or appropriate by the Company, such certificates shall bear appropriate legends.

          (v)  Non-transferability of Options.  No Stock Option shall be
               ------------------------------
     transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Options shall be exercisable, during the optionee's lifetime, only by the optionee.

          (vi) Annual Limit on Incentive Stock Options.  To the extent required
               ---------------------------------------
     for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

                 (vii)  Form of Settlement.  Shares of Stock issued upon
                        ------------------
     exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan, in any agreement evidencing such Stock Option or in any agreement entered into be the Company and the option holder at the time of exercise of the Option.

Section 6.       Restricted Stock Awards
                 -----------------------

                 (a)   Nature of Restricted Stock Award. The Committee may grant
                       --------------------------------
Restricted Stock Awards to any current or prospective employee of the Company or any Subsidiary. A Restricted Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment and/or achievement of preestablished performance goals and objectives. In addition, a Restricted Stock Award may be granted to an employee by the Committee in lieu of a cash bonus due to such employee pursuant to any other plan of the Company.

                 (b)   Acceptance of Award. A participant who is granted a
                       -------------------
Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares of Stock covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Stock in such form as the Committee shall determine.

                 (c)   Rights as a Shareholder. Upon complying with Section 6(b)
                       -----------------------
above, a participant shall have the rights of a shareholder with respect to the voting of the Restricted Stock, subject to non-transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, certificates evidencing shares of the Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

                 (d)   Restrictions. Shares of Restricted Stock may not be sold,
                       ------------
assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment by the Company and its Subsidiaries for any reason (including death, retirement, Disability, and for Cause), the

Company shall have the right, at the discretion of the Committee, to repurchase Restricted Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the participant or the participant's legal representative. The Company must exercise such right of repurchase or forfeiture not later than the 90th day following such termination of employment (unless otherwise specified in the written instrument evidencing the Restricted Stock Award).

               (e)  Vesting of Restricted Stock. The Committee at the time of
                    ---------------------------
grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested."

               (f)  Waiver, Deferral and Reinvestment of Dividends.  The written
                    ----------------------------------------------
instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Shares.

Section 7.     Unrestricted Stock Awards
               -------------------------

               (a) Grant or Sale of Unrestricted Stock. The Committee may, in its sole discretion, grant (or sell at a purchase price determined by the Committee) to any current or prospective employees of the Company or any Subsidiary shares of Stock free of any restrictions under the Plan ("Unrestricted Stock"). Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such employee.

               (b)  Elections to Receive Unrestricted Stock In Lieu of
                    --------------------------------------------------
Compensation. Upon the request of an employee and with the consent of the
------------
Committee, each employee may, pursuant to an irrevocable written election delivered to the Company no later than the date or dates specified by the Committee, receive a portion of the cash compensation otherwise due to him in Unrestricted Stock (valued at Fair Market Value on the date or dates the cash compensation would otherwise be paid, or on the effective date of the election, if later). With respect to any employee who is subject to Section 16 of the Act, such irrevocable election shall become effective no earlier than six months and one day following the date of such election and the revocation of such election shall be effective six months and one day following the date of the revocation.

Section 8.     Performance Share Awards
               ------------------------

          (a)  Nature of Performance Shares.  A Performance Share Award is an
               ----------------------------
award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to any current or prospective employees of the Company or any Subsidiary, including those who qualify for awards under other performance plans of the Company. The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Committee may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Share Awards under the Plan.

          (b)  Restrictions on Transfer.  Performance Share Awards and all
               ------------------------
rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

          (c)  Rights as a Shareholder.  A participant receiving a Performance
               -----------------------
Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee).

          (d)  Termination.  Except as may otherwise be provided by the
               -----------
Committee at any time prior to termination of employment, a participant's rights in all Performance Share Awards shall automatically terminate upon the participant's termination of employment by the Company and its Subsidiaries for any reason (including death, Disability and for Cause).

          (e)  Acceleration, Waiver, Etc.  At any time prior to the
               --------------------------
participant's termination of employment by the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive or, subject to Section 12, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

Section 9.     Certain Rights upon Termination of Employment Prior to Public
               -------------------------------------------------------------
               Offering.
               --------

               Unless otherwise determined by the Committee at the time of grant, the Committee shall provide in each agreement evidencing any Award granted hereunder that, upon a termination of a participant's employment with the Company and any of its Subsidiaries that employs the participant prior to a Public Offering for any reason, the Company and CD&R Fund and its Affiliates shall have successive rights to repurchase for cash any vested Options or shares of Common Stock then held by the Participant, for a repurchase price equal to the Fair Market Value, reduced in the case of any Options by the exercise price per share of Common Stock for such Option, and upon such additional terms and conditions as are set forth in such agreement.


Section 10.    Tax Withholding
               ---------------

               (a)  Payment by Participant. Each Participant shall, no later
                    ----------------------
than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

               (b)  Payment in Shares. Subject to the consent of the Committee,
                    -----------------
a participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due, or (ii) transferring to the Company shares that have been owned by the participant on an unrestricted basis for at least six months with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. With respect to any participant who is subject to Section 16 of the Act, the election to satisfy tax withholding obligations relating to an Award in the manner permitted by this Section 10 (b) shall be made at least six months following the date such participant made another election pursuant to any plan or program of the Company or any Subsidiary thereof involving an acquisition of any shares of Common Stock.

Section 11.    Transfer, Leave of Absence, Etc.
               -------------------------------

               For purposes of the Plan, the following events shall not be deemed a termination of employment:

               (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

               (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

Section 12.    Amendments and Termination
               --------------------------

               The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price), but no such action shall adversely affect rights under any outstanding Award without the holder's consent.

Section 13.    Status of Plan
               --------------

               With respect to the portion of any Award which has not been exercised and any payments in cash, shares of Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

Section 14.    Change of Control Provisions
               ----------------------------

               (a)  Accelerated Vesting and Payment.
                    -------------------------------

                         (i)   Options. Unless the Board otherwise determines in
                               -------
               the manner set forth in paragraph (b) below, in the event of a Change in Control, each Option (other than any Performance Option that has not become vested prior to the occurrence of the Change of Control) shall become fully vested and exercisable and may, in the discretion of the Board, be canceled in exchange for a payment in accordance with subparagraph (iii) below of an amount equal to the excess, if any, of (i) the product of the Change in
                                                -
               Control Price multiplied by the aggregate number of shares of Stock covered by such Option immediately prior to the Change in Control, (ii) over the aggregate Option Price for all shares
                         --
               subject to such Option. Unless otherwise specified in the agreement governing the terms and conditions of such Performance Agreement, each Performance Option that has not become vested prior to the occurrence of the Change of Control shall automatically terminate and be canceled upon the consummation of the transaction constituting the Change in Control.

               (ii)   Timing of Option Cancellation Payments. Payment of the
                      --------------------------------------
          amount calculated in accordance with subparagraph (i) above shall be made in cash, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control.

               (iii)  Restricted Stock Awards.  Unless the Board otherwise
                      -----------------------
          determines in the manner set forth in paragraph (b) below, in the event of a Change in Control, restrictions and conditions on Restricted Stock Awards shall automatically be deemed waived, and the recipients of such Awards shall become entitled to receipt of the Stock subject to such Awards unless the Committee shall otherwise expressly provide at the time of grant.

          (b)  Alternative Awards.  Notwithstanding paragraph (a), no
               ------------------
cancellation, termination, acceleration of exercisability or vesting or settlement or other payment shall occur with respect to any outstanding Award if the Board (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Awards being hereinafter referred to as an "Alternative Awards") by the acquiring entity (or the direct or indirect parent thereof) provided that
                                                                --------
any Alternative Awards must:

          (i) provide the participant with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under the terms of such participant's outstanding Awards immediately prior to the consummation of the transaction constituting the Change in Control, including, but not limited to, an identical or better exercise and vesting schedule and identical or better timing and methods of exercise or payment;

          (ii) have substantially equivalent economic value to such outstanding Awards (determined at the time of the Change in Control); and

          (iii) have terms and conditions which provide that in the event that the participant suffers an involuntary termination of his employment within two years following a Change in Control:

               (x) any conditions on the participant's rights under, or any restrictions on transfer or exercisability applicable to, each

               Alternative Award held by such participant shall be waived or shall lapse, as the case may be; or

               (y) the participant shall have the right to surrender such Alternative Award within 30 days following such termination in exchange for a payment in cash equal to the excess of the fair market value of the Common Stock subject to the Alternative Award over the price, if any, that the participant would be required to pay to exercise such Alternative Award.

          (c)  Certain Take-Along Rights Prior to a Public Offering.  Unless
               ----------------------------------------------------
otherwise determined by the Committee at the time of grant, the Committee shall provide in each agreement evidencing Awards granted hereunder that, upon certain transactions constituting a Change in Control, the participant will be required to sell those shares of Common Stock then owned by him or her that are free of restrictions imposed under the Plan or the agreement evidencing the related Award, for a payment per share of Common Stock equal to the Change in Control Price, and upon such additional terms and conditions as are set forth in such agreement.

Section 15.    General Provisions
               ------------------

               (a)  No Distribution; Compliance with Legal Requirements.  The
                    ---------------------------------------------------
Committee may require each person acquiring shares of Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

               No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

               (b)  Delivery of Stock Certificates. Delivery of stock
                    ------------------------------
certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a share transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

               (c)  Other Compensation Arrangements; No Employment Rights.
                    -----------------------------------------------------
Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

Section 16.    Original Effective Date of Plan
               -------------------------------

               The Plan, prior to its amendment and restatement, originally became effective upon approval by the holders of a majority of the shares of capital stock of the Company present or represented and entitled to vote at a meeting of shareholders. Subject to such approval by the shareholders, and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of the Plan by the Board.

Section 17.    Governing Law
               -------------

               This Plan shall be governed by Massachusetts law except to the extent such law is preempted by federal law.